Post-Effective
                                                  Amendment No. 1 to
                                                  SEC File No. 70-9457


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM U-l

                                   DECLARATION

                                      UNDER

             THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")


                    PENNSYLVANIA ELECTRIC COMPANY ("Penelec")
                              2800 Pottsville Pike
                           Reading, Pennsylvania 19605
               (Name of company filing this statement and address
                         of principal executive office)



                                GPU, INC. ("GPU")
          (Name of top registered holding company parent of applicant)

Terrance G. Howson,                     Douglas E. Davidson, Esq.
Vice President and Treasurer            Berlack, Israels & Liberman LLP
Mary A. Nalewako, Secretary             120 West 45th Street
Michael J. Connolly,                    New York, New York 10036
Vice President - Law
GPU Service, Inc.
300 Madison Avenue
Morristown, New Jersey  07962

Scott L. Guibord, Secretary             W. Edwin Ogden, Esq.
Pennsylvania Electric Company           Ryan, Russell, Ogden &
2800 Pottsville Pike                    Seltzer LLP
Reading, Pennsylvania  19605            1100 Berkshire Boulevard
                                        Reading, Pennsylvania 19610-
                                        0219



                   (Names and addresses of agents for service)



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            Penelec hereby  post-effectively amends its Declaration on Form U-1, docketed in SEC File No. 70-9457 as follows:
            1. By deleting the third sentence of paragraph B of Item 1 and replacing it with the following sentence:

            On April 12, 1999, FEAC assigned all of its rights, obligations and liabilities under the PSA to CEI.

            2. By adding the  following  sentence  to the end of  paragraph A of
Item 4:

            Additionally,   on  June  24,  1999,  the  FERC   authorized   CEI's
            acquisition of the Seneca Interest.

            3. By filing the following exhibits and financial statements in Item 6 thereof:
            (a)   Exhibits
                  D-4 - FERC Order dated June 24, 1999 authorizing CEI's acquisition of the Seneca Interest





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


                                    SIGNATURE
                                    ---------


            PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANY HAS DULY CAUSED THIS STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.



                                    PENNSYLVANIA ELECTRIC COMPANY



                                    By:   /s/ T. G. Howson
                                        ----------------------------
                                        T. G. Howson
                                        Vice President and Treasurer

Date:    July 23, 1999

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